Exhibit 99.1

Jack in the Box Inc. to Webcast First Quarter Fiscal 2012 Earnings and Investor Day

SAN DIEGO--(BUSINESS WIRE)--February 15, 2012--Jack in the Box Inc. (NASDAQ: JACK) will report first quarter fiscal 2012 operating results after market close on Wednesday, Feb. 22, 2012, and the company will host a conference call to review the results on Thursday, Feb. 23, 2012, beginning at 8:30 a.m. PT. To access the live call through the Internet, log onto the Jack in the Box Inc. investors page at http://investors.jackinthebox.com at least 15 minutes prior to the call in order to download and install any necessary audio software. A playback of the call will be available through the conference-call link on the Jack in the Box Inc. investors page beginning at approximately 11:30 a.m. PT on Feb. 23, 2012.

The company is also hosting an Investor Day at its corporate office beginning at 9:00 a.m. PT on Tuesday, Feb. 28. Management plans to discuss key strategies and the company’s long-term outlook. A live webcast with slides will be accessible from the company’s website at http://investors.jackinthebox.com. This webcast and accompanying slides will also be archived on the company’s website.

About Jack in the Box Inc.

Jack in the Box Inc. (NASDAQ: JACK), based in San Diego, is a restaurant company that operates and franchises Jack in the Box® restaurants, one of the nation’s largest hamburger chains, with more than 2,200 restaurants in 20 states. Additionally, through a wholly owned subsidiary, the company operates and franchises Qdoba Mexican Grill®, a leader in fast-casual dining, with over 600 restaurants in 42 states and the District of Columbia. For more information, visit www.jackinthebox.com.

CONTACT:
Jack in the Box Inc.
Investor Contact:
Carol DiRaimo, 858-571-2407
or
Media Contact:
Brian Luscomb, 858-571-2291